UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 24, 2006

DIGITAS INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-29723	04-3494311
(Commission File Number)	(I.R.S. Employer Identification No.)

33 Arch Street, Boston, Massachusetts	02110
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 867-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into Material Definitive Agreement.

On October 24, 2006, Digitas Inc. entered into a Second Amendment to the Employment Agreement, dated June 22, 2001 and amended on January 21, 2005, between Digitas Inc. and Brian Roberts, the company’s Chief Financial Officer. The amendment, which is attached as Exhibit 10.1 hereto, increases the amount of severance to which Mr. Roberts would be entitled in the event that Digitas Inc. terminates his employment without Cause, or in the event that he terminates it for Good Reason (as defined in the agreement). In each case, he would be entitled to 12 months of base salary, unless the event occurs within 2 years following a change of control, in which case he would be entitled to a total of 24 months of base salary.

Item 2.02. Results of Operations and Financial Condition.

The information contained or referenced in this Item 2.02, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for any purpose, including for purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

On October 26, 2006, Digitas Inc. issued a press release announcing its third quarter 2006 financial results. The full text of that press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Second Amendment to Employment Agreement dated as of October 24, 2006 between Digitas Inc., a Delaware corporation, and Brian Roberts

99.1	Press release of Digitas Inc. dated October 26, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAS INC.

Date: October 26, 2006	By:	/s/ Joshua S. Goodman
	Name:	Joshua S. Goodman
	Title:	Assistant Secretary and Assistant General Counsel

EXHIBIT INDEX

Exhibit Number	Description
10.1	Second Amendment to Employment Agreement dated as of October 24, 2006 between Digitas Inc., a Delaware corporation, and Brian Roberts

99.1	Press Release of Digitas Inc. dated October 26, 2006, announcing its third quarter 2006 financial results.